UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On August 7, 2023, Beacon Roofing Supply, Inc. (the “Company”), CD&R Boulder Holdings, L.P. (the “Selling Stockholder”), an entity affiliated with Clayton, Dubilier & Rice, LLC, and Morgan Stanley & Co. LLC, as underwriter (the “Underwriter”), entered into an underwriting agreement (the “Underwriting Agreement”), in connection with the public offering and sale by the Selling Stockholder of 5 million shares (the “Shares”) of the Company’s common stock at a price of $83.46 per share, subject to and upon the terms and conditions set forth in the Underwriting Agreement. The public offering and sale of the Shares pursuant to the Underwriting Agreement is expected to close on August 10, 2023. The Company will not receive any proceeds from the sale of the Shares of the Company’s common stock by the Selling Stockholder.

The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, each of the Company and the Selling Stockholder has agreed to indemnify the Underwriter against certain liabilities on customary terms. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Underwriter and its affiliates have provided in the past to the Company, the Selling Stockholder and each of their respective affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company, the Selling Stockholder and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s equity securities, debt securities or loans, and may do so in the future.

The offer and sale of the Shares was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-273768) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2023, including the Prospectus contained therein, dated August 7, 2023, and a related Prospectus Supplement, dated August 7, 2023.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 7, 2023, among Beacon Roofing Supply, Inc., CD&R Boulder Holdings, L.P., as selling stockholder, and Morgan Stanley & Co. LLC, as underwriter.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: August 9, 2023	By:	/s/ Frank A. Lonegro
Frank A. Lonegro
Executive Vice President & Chief Financial Officer